Exhibit 99.1

News Release
For Immediate Release

Sallie Mae Reports Second Quarter 2026 Financial Results

NEWARK, Del., July 23, 2026 — Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released second quarter 2026 financial results. Complete financial results and related materials are available at www.SallieMae.com/investors. The materials will also be available on the Securities and Exchange Commission’s website at www.sec.gov.

Sallie Mae will host an earnings conference call today, July 23, 2026, at 5:30 p.m. ET. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors and the hosting website.

A replay of the webcast will be available via the company’s investor website approximately two hours after the call’s conclusion.
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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

Contacts:
Media
Media, media@salliemae.com

Investors
Investor Relations, IR@salliemae.com

Sallie Mae Second Quarter 2026 Financial Results

NEWARK, Del., July 23, 2026 — Sallie Mae (Nasdaq:SLM), formally SLM Corporation, today released its second quarter 2026 financial results.

$0.29 GAAP Diluted Earnings Per Common Share	4.5% Private Education Loan Originations Growth from Year-Ago Quarter
$113M Net Charge-Offs	$195M Non-Interest Expenses

“We delivered a strong second quarter and first half of the year and are encouraged by our momentum as we enter peak season. The product enhancements and investments we’ve made to serve more students and families, combined with the strength of our portfolio and growing customer demand, reinforce our confidence in the outlook for the remainder of 2026 and beyond.”

Jonathan Witter, CEO, Sallie Mae

Second Quarter Results Reflect Stable Earnings Performance and Continued Originations Growth
•GAAP diluted earnings per common share were $0.29, a decrease from $0.32 in the year-ago quarter but consistent with expectations and representing continued demand for Private Education Loans and disciplined decisions across funding, expenses, and capital management.
•Private Education Loan originations increased 4.5% from the year-ago quarter.
•Average loans outstanding, net, totaled $21.1 billion during the quarter.

Earnings Supported by Strategic Balance Sheet Actions
•Sold $420 million of Private Education Loans, including $399 million of principal and $21 million of capitalized interest through our strategic partnerships business.
• The Company issued $500 million of unsecured Senior Notes in May 2026, using the proceeds to complete a cash tender offer and satisfaction and discharge of the $500 million outstanding unsecured Senior Notes due in November 2026.
•Non-interest expenses totaled $195 million, as the Company launched new and enhanced loan products in preparation for peak season expansion due to PLUS reform. Full year non-interest expenses are anticipated to remain consistent with the Company’s expectations and full year guidance.
•Earnings for the quarter were supported by a lower cost of funds, 4.13%, compared to 4.22% in the year-ago quarter.

Capital Deployment Demonstrates Balanced Growth and Earnings Performance
•The Company’s $200 million accelerated share repurchase (“ASR”) concluded in June 2026, including the final delivery of 0.9 million shares in the second quarter, resulting in a total of 9.3 million shares repurchased under the ASR.
•At June 30, 2026, $242 million of capacity remained available under the Company’s 2026 Share Repurchase Program.
•On June 15, 2026, the Company paid a quarterly common stock dividend of $0.13 per share.

Credit Performance within Expectations
•Net charge-offs were $113 million, an increase from the year-ago quarter, which we believe is primarily driven by misaligned third-party debt resolution practices affecting a small, high-ability-to-pay segment of borrowers progressing straight through delinquency to default, and related shifts to our recovery strategies.
•Delinquencies as a percentage of loans in repayment were 3.72% for the second quarter of 2026, compared with 3.51% for the second quarter of 2025.

2026 Guidance*
For the full-year 2026, the Company expects:

$3.10 - $3.20 Diluted Earnings Per Common Share	12% - 14% Private Education Loan Originations Year-Over-Year Growth
$365 - $385 million Net Charge-Offs	$750 - $780 million Non-Interest Expenses
*The 2026 Guidance and related comments constitute forward-looking statements and are based on management’s current expectations and beliefs. There can be no guarantee as to whether and to what extent this guidance will be achieved. The Company undertakes no obligation to revise or release any revision or update to these forward-looking statements. See our Forward-Looking Statements disclosures on pg. 4 for more information.

Investor Contact: Investor Relations, IR@salliemae.com                 Media Contact: Media, media@salliemae.com

Quarterly Financial Highlights

	Q2 2026	Q1 2026	Q2 2025
Income Statement ($ millions)
Total interest income	$602	$649	$657
Total interest expense	269	274	280
Net interest income	333	375	377
Less: provisions for credit losses	126	(11)	149
Total non-interest income	68	185	27
Total non-interest expenses	195	171	167
Income tax expense	22	92	16
Net income	59	308	71
Preferred stock dividends	4	4	4
Net income attributable to common stock	$55	$304	$67

Ending Balances ($ millions)
Private Education Loans held for investment, net	$19,531	$19,887	$21,160
Private Education Loans held for sale, net	172	236	—
Deposits	19,895	20,525	20,482
Brokered	8,246	8,676	8,592
Retail and other	11,649	11,849	11,890

Key Performance Metrics ($ in millions)
Net interest margin	4.75%	5.29%	5.31%
Yield - Total interest-earning assets	8.59%	9.14%	9.25%
Private Education Loans	10.25%	10.46%	10.62%
Cost of Funds	4.13%	4.13%	4.22%
Efficiency Ratio(1)	48.6%	30.6%	41.4%
Return on Assets (“ROA”)(2)	0.8%	4.2%	1.0%
Return on Common Equity (“ROCE”)(3)	9.9%	56.4%	12.6%
Private Education Loan sales	$420	$3,332	$—

Per Common Share
GAAP diluted earnings per common share	$0.29	$1.54	$0.32
Average common and common equivalent shares outstanding (millions)	190	198	213

Footnotes:

(1) We calculate and report our Efficiency Ratio as the ratio of (a) total non-interest expenses numerator to (b) the net denominator, which consists of net interest income plus total non-interest income.

(2) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator.

(3) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

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CAUTIONARY NOTE AND DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this press release. See SLM Corporation’s most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC Filings”) for definitions and descriptions of terms used in this presentation. Statements that are not historical facts, including statements about SLM Corporation’s beliefs, opinions, expectations, and/or statements that assume or are dependent upon future events, are forward-looking statements. These include, but are not limited to, the strategies, goals, and assumptions of SLM Corporation and its subsidiaries, collectively or individually as the context requires (the “Company,” “we,” “our,” or “us”); the Company’s expectation and ability to execute loan sales (including sales under the Company’s strategic partnership) and share repurchases; the Company’s expectation and ability to pay a quarterly cash dividend on the Company’s common stock in the future, subject to approval of the Board of Directors; the Company’s 2026 guidance; the Company’s three-year horizon outlook; the Company’s credit outlook; the impact of acquisitions the Company has made or may make in the future; the Company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of changes in credit administration practices, including the results of simulations or other behavioral observations.
Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors, many of which are difficult to predict and generally beyond the Company’s control, which may cause actual results to differ materially from those reflected in such forward-looking statements. There can be no assurance that future developments affecting the Company will be as anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied by, or projected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A., “Risk Factors,” and elsewhere in SLM Corporation’s SEC Filings; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws or regulations; changes in laws, regulations, and supervisory expectations, especially in light of the goals of the current federal administration; the ability to timely develop new products and services and the acceptance of those products and services by potential and existing customers; changes in accounting standards and related changes in significant accounting estimates, including those regarding the measurement of the Company’s allowance for credit losses and the related provision expense; any adverse outcomes in significant litigation to which the Company is a party; credit risk associated with the Company’s exposure to third parties, including counterparties to the Company’s derivative transactions; the effectiveness of the Company’s risk management framework and quantitative models; changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws); and changes in the demand for the Company’s deposit products, including changes caused by new or emerging market entrants or technologies. The Company could also be affected by, among other things, changes in funding costs and availability; reductions to credit ratings; cybersecurity incidents, cyberattacks, risks related to artificial intelligence (“AI”), and other failures or breaches of operating systems or infrastructure, including those of third-party vendors; the societal, demographic, business, and legislative/regulatory impacts of pandemics, other public health crises, severe weather events, and/or natural disasters; damage to reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on the business; changes in the demand for higher education, educational financing, or financing preferences of lenders, educational institutions, students, and their families, including changes to the amount or availability of funding that educational institutions, students, or their families receive from government sources; changes in laws and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; changes in customer creditworthiness; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; rates of prepayments on loans owned by the Company; and changes in general economic or macroeconomic conditions, including, but not limited to, changes due to inflation, stagflation, recession, shifts in the labor market, and changes to government policies or initiatives, such as tariffs, trade wars, wars, immigration, and student visa policies, which could negatively impact consumer or business sentiment, demand for higher education, demand for student loans, financial and business results and/or modeling, and the ability to successfully effectuate any acquisitions, strategic partnerships, or initiatives. The preparation of the Company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect.

All oral and written forward-looking statements attributed to the Company are expressly qualified in their entirety by the factors, risks, and uncertainties set forth in the foregoing cautionary statements, and are made only as of the date of this press release or, where the statement is oral, as of the date stated. The Company’s past performance is not indicative of future results, and actual results may differ materially from any projections and/or estimates herein. The Company does not undertake any obligation to update, supplement, or revise any forward-looking statements or estimates to conform to actual results or changes in the Company’s expectations, nor to reflect events or circumstances that occur after the date on which such statements were made. In light of these risks, uncertainties, and assumptions, you should not place undue reliance on any forward-looking statements or estimates discussed herein.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
	June 30,	December 31,
(Dollars in thousands, except share and per share amounts)	2026	2025
Assets
Cash and cash equivalents	$4,588,129	$4,241,265
Investments:
Trading investments at fair value (cost of $37,986 and $37,606, respectively)	55,938	49,250
Available-for-sale investments at fair value (cost of $1,775,289 and $1,812,408, respectively)	1,716,712	1,758,070
Other investments	107,088	115,394
Total investments	1,879,738	1,922,714
Loans held for investment (net of allowance for losses of $1,354,014 and $1,430,318, respectively)	19,531,493	20,332,124
Loans held for sale	172,466	933,256
Restricted cash	206,858	177,263
Other interest-earning assets	77	120
Accrued interest receivable	1,602,311	1,562,811
Premises and equipment, net	123,433	122,193
Goodwill and acquired intangible assets, net	58,546	59,974
Income taxes receivable, net	373,056	347,260
Other assets	43,304	47,315
Total assets	$28,579,411	$29,746,295

Liabilities
Deposits	$19,894,501	$21,060,151
Short-term borrowings	—	498,415
Long-term borrowings	5,844,116	5,362,494
Other liabilities	366,125	373,877
Total liabilities	26,104,742	27,294,937
Commitments and contingencies
Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 445.7 million and 443.2 million shares issued, respectively	89,136	88,650
Additional paid-in capital	1,261,748	1,240,250
Accumulated other comprehensive loss (net of tax benefit of ($14,669) and ($13,446), respectively)	(43,790)	(40,128)
Retained earnings	5,041,088	4,734,313
Total SLM Corporation stockholders’ equity before treasury stock	6,599,252	6,274,155
Less: Common stock held in treasury at cost: 257.7 million and 244.0 million shares, respectively	(4,124,583)	(3,822,797)
Total equity	2,474,669	2,451,358
Total liabilities and equity	$28,579,411	$29,746,295

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except share and per share amounts)	2026	2025	2026	2025
Interest income:
Loans	$539,936	$597,609	$1,142,198	$1,196,376
Investments	17,124	13,710	32,092	28,456
Cash and cash equivalents	44,995	45,440	77,074	88,017
Total interest income	602,055	656,759	1,251,364	1,312,849
Interest expense:
Deposits	191,078	201,478	391,687	405,617
Interest expense on short-term borrowings	2,737	3,613	7,865	7,014
Interest expense on long-term borrowings	75,419	74,848	143,580	148,428
Total interest expense	269,234	279,939	543,132	561,059
Net interest income	332,821	376,820	708,232	751,790
Less: provisions for credit losses	125,663	148,718	114,197	172,004
Net interest income after provisions for credit losses	207,158	228,102	594,035	579,786
Non-interest income:
Gains (losses) on sales of loans, net	14,939	(13)	161,252	187,722
Gains (losses) on securities, net	8,001	(2,641)	5,603	(13,019)
Other income	45,346	29,430	86,008	58,117
Total non-interest income	68,286	26,776	252,863	232,820
Non-interest expenses:
Operating expenses:
Compensation and benefits	100,253	84,900	203,699	175,730
FDIC assessment fees	5,143	9,782	9,584	22,185
Other operating expenses	88,900	71,664	151,374	122,019
Total operating expenses	194,296	166,346	364,657	319,934
Acquired intangible assets amortization expense	687	898	1,427	1,919
Total non-interest expenses	194,983	167,244	366,084	321,853
Income before income tax expense	80,461	87,634	480,814	490,753
Income tax expense	21,936	16,362	114,335	114,941
Net income	58,525	71,272	366,479	375,812
Preferred stock dividends	3,581	3,972	7,136	7,928
Net income attributable to SLM Corporation common stock	$54,944	$67,300	$359,343	$367,884
Basic earnings per common share	$0.29	$0.32	$1.87	$1.75
Average common shares outstanding	188,576	209,282	191,999	209,978
Diluted earnings per common share	$0.29	$0.32	$1.85	$1.72
Average common and common equivalent shares outstanding	190,384	213,220	194,109	214,098
Declared dividends per common share	$0.13	$0.13	$0.26	$0.26